UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road, Suite A
San Diego, California 92127

(Address of Principal Executive Offices)

____________________

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement

Acquisition of Genasys Holding S.L.

On January 18, 2018, LRAD Corporation (the “Company” or “we”) entered into and closed the transactions contemplated by the definitive stock purchase agreement (the “Stock Purchase Agreement”) by and among the Company, Genasys Holding S.L., a limited liability company organized under the laws of Spain (“Genasys”), the stockholders of Genasys (“Stockholders”) and other parties signatory thereto to acquire all of the issued and outstanding capital stock of Genasys for €1,900,000 in cash (the “Purchase Price”), subject to adjustment, as provided in the Stock Purchase Agreement (the “Acquisition”). In connection with completing the Acquisition, the Company also agreed to repay loans from certain Stockholders to Genasys in an aggregate amount of approximately €364,920. Of the Purchase Price, €150,000 was held back by the Company in escrow to satisfy any negative working capital adjustments. The Company funded the Acquisition with available cash on hand. The Stock Purchase Agreement contains customary representations, warranties and covenants by Genasys, as well as customary indemnification provisions among the parties. Post-closing covenants include covenants by certain Stockholders to refrain from, among other things, solicitation of employees for a period of twelve months, solicitation of or interference with customers and business of Genasys and from other certain competitive activities for a period of three years, and requires them to maintain the confidentiality of, and not use, confidential information relating to the acquired business.

Prior to the transactions described in this Current Report on Form 8-K, there were no material relationships between the Company or Genasys or any affiliate of Genasys and the Company, other than pertaining to the Acquisition.

The foregoing summary of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Stock Purchase Agreement is filed as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of the other parties thereto. In particular, the assertions embodied in the representations and warranties contained in the Stock Purchase Agreement are given only as of the dates specified in the agreement and are qualified by information contained in confidential disclosure schedules provided by the parties. Accordingly, investors should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of facts or condition of the Company, Genasys, the Sellers or any other party to the Stock Purchase Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information in Item 1.01 set forth above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

Press Release

On January 19, 2018, the Company issued a press release announcing the entry into Stock Purchase Agreement and simultaneous closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information provided in this Item 7.01 (including the exhibit referenced herein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933 or the Exchange Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(a) of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b) of Form 8-K.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated January 18, 2018, by and among LRAD Corporation, Genasys Holding S.L., the stockholders of Genasys Holdings S.L. and the representative of the stockholders.

99.1	Press Release of the Company dated January 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2018

LRAD Corporation

By:	/s/ Dennis D. Klahn
Dennis D. Klahn Chief Financial Officer